 Exhibit 50.02

INDEPENDENT STORE OWNER INCENTIVE AGREEMENT

DATE:	November __, 2010

PARTIES:	PATRICK WELSH (the “Independent Store Owner” or “ISO”)

KACHING KACHING, Inc., a corporation created under the laws of the state of Delaware (the “Company”)

AGREEMENTS:

SECTION 1. RETENTION OF INDEPENDENT STORE OWNER

1.1 Effective Date. Effective November __, 2010, (the “Effective Date”) the Company retains the ISO as an independent contractor, and the ISO accepts such business relationship, upon the terms and conditions set forth in this agreement.

1.2 Services. The ISO agrees to serve the Company as an Independent Store Owner. The ISO will perform and discharge well and faithfully for the Company such services during the term of this agreement.

SECTION 2. COMPENSATION

Stock Options. The ISO will be compensated pursuant to the following stock option compensation plan provided by the Company. The options will be cashless, at a price per share as set forth below of Company common stock. Upon reaching the referenced level of active ISOs, the ISO will receive the stock options as set forth below. The level will be earned pursuant to the requirements found in the “KACHING KACHING COMPENSATION PLAN” as set forth separately by the Company. The stock options will be earned on a non-cumulative basis.

Year	Cumulative Active ISOs	Stock Options Awarded for Each Level	Stock Option Strike Price
2011	10,000	100,000	$1.50
2011	20,000	300,000	$1.50
2011	30,000	700,000	$1.50
2011	40,000	900,000	$1.50
2011	50,000	1,000,000	$1.50
2011	50,000+	For every 10 people above 50,000, then 3 options	$1.50
2012	10,000	100,000	$2.25
2012	20,000	300,000	$2.25
2012	30,000	700,000	$2.25
2012	40,000	900,000	$2.25
2012	50,000	1,000,000	$2.25
2012	50,000+	For every 10 people above 50,000, then 3 options	$2.25
2013	10,000	100,000	$2.50
2013	20,000	300,000	$2.50
2013	30,000	700,000	$2.50
2013	40,000	900,000	$2.50
2013	50,000	1,000,000	$2.50
2013	50,000+	For every 10 people above 50,000, then 3 options	$2.50

SECTION 3. NATURE OF RELATIONSHIP

3.1 Independent Contractor. It is agreed that the ISO will be an independent contractor and will not be the employee, servant, agent, partner, or joint venturer of the Company, or any of its officers, directors, or employees. The ISO will not have the right to or be entitled to any of the employee benefits of the Company or its subsidiaries. The ISO has no authority to assume or create any obligation or liability, express or implied, on the Company's behalf or in its name or to bind the Company in any manner whatsoever.

3.2 Insurance and Taxes. The ISO agrees to arrange for the ISO’s own liability, disability, health, and workers' compensation insurance, and that of the ISO’s employees, if any. The ISO further agrees to be responsible for the ISO’s own tax obligations accruing as a result of payments for services rendered under this agreement, as well as for the tax withholding obligations with respect to the ISO’s employees, if any. It is expressly understood and agreed by the ISO that should the Company for any reason incur tax liability or charges whatsoever as a result of not making any withholdings from payments for services under this agreement, the ISO will reimburse and indemnify the Company for the same.

SECTION 4. TERM

4.1 Initial Term. The “Term” will mean the period beginning on the date the ISO initially signed up with the Company and expiring upon the termination by either the ISO or Company, with cause, or the breaching of this agreement. The ISO is an independent contractor for the purposes of this agreement.

4.2 Effect of Termination. Termination of the ISO relationship will not affect the provisions of the sections relating to disclosure of information, noncompetition agreement, and designs, patents, trademarks and copyrights, which provisions will survive any termination in accordance with their terms.

SECTION 5. DISCLOSURE OF INFORMATION

The ISO acknowledges that the Company's trade secrets, private or secret processes as they exist from time to time, and information concerning products, developments, manufacturing techniques, new product plans, equipment, inventions, discoveries, patent applications, ideas, designs, engineering drawings, sketches, renderings, other drawings, manufacturing and test data, computer programs, progress reports, materials, costs, specifications, processes, methods, research, procurement and sales activities and procedures, promotion and pricing techniques, and credit and financial data concerning customers of the Company and its subsidiaries, as well as information relating to the management, operation, or planning of the Company and its subsidiaries (the “Proprietary Information”) are valuable, special, and unique assets of the Company and its subsidiaries, access to and knowledge of which may be essential to the performance of the ISO’s duties under this agreement. In light of the highly competitive nature of the industry in which the Company conducts its business, the ISO agrees that all Proprietary Information obtained by the ISO as a result of the ISO’s relationship with the Company will be considered confidential. In recognition of this fact, the ISO agrees that the ISO will not, during and after the Term, disclose any of such Proprietary Information to any person or entity for any reason or purpose whatsoever, and the ISO will not make use of any Proprietary Information for the ISO’s own purposes or for the benefit of any other person or entity (except the Company) under any circumstances.

SECTION 6. NONCOMPETITION AGREEMENT

In order to further protect the confidentiality of the Proprietary Information and in recognition of the highly competitive nature of the industries in which the Company conducts its business, and for the consideration set forth herein, the ISO further agrees as follows:

6.1 Restriction on Competition. During and for the period commencing on the Effective Date and ending on the date on which the ISO’s relationship with the Company terminates, the ISO will not directly or indirectly engage in any Business Activities (hereinafter defined), other than on behalf of the Company or its subsidiaries, whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly-traded corporation), consultant, advisor, agent, or other participant, in any geographic area in which the products or services of the Company or its subsidiaries have been distributed or provided during the period of the ISO’s relationship with the Company. For purposes of this agreement, the term “Business Activities” will mean the design, development, manufacture, sale, marketing, or servicing of e-commerce/network marketing, together with all other activities engaged in by the Company or any of its subsidiaries at any time during the ISO’s relationship with the Company, and activities in any way related to activities with respect to which the ISO renders services under this agreement.

6.2 Assistance to Others. During and for the period commencing on the Effective Date and ending on the date on which the ISO’s relationship with the Company terminates, the ISO will not directly or indirectly assist others in engaging in any of the Business Activities in any manner prohibited to the ISO under this agreement.

6.3 Company's Employees. During and for the period commencing on the Effective Date and ending on the date on which the ISO’s relationship with the Company terminates, the ISO will not directly or indirectly induce employees of the Company or any of its subsidiaries or affiliates to engage in any activity hereby prohibited to the ISO or to terminate their employment.

6.4 Scope of Noncompetition Agreement. This Noncompetition Agreement specifically excludes Viridian Energy from the above provisions.

6.5Current Relationship with Viridian Energy.  ISO acknowledges that he has no current contracts or agreements with Viridian Energy. Additionally, ISO agrees that he will not enter into any contractual or business relationship with Viridian Energy or accept any employment or independent contractor position with Viridian Enrergy without prior written approval of the Company.

SECTION 7. INTERPRETATION

It is expressly understood and agreed that although the ISO and the Company consider the restrictions contained in the sections of this agreement relating to disclosure of information and noncompetition agreement reasonable for the purpose of preserving the goodwill, proprietary rights, and going concern value of the Company and its subsidiaries, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in sections of this agreement relating to disclosure of information and noncompetition agreement is an unenforceable restriction on the activities of the ISO, the provisions of such restriction will not be rendered void but will be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in sections of this agreement relating to disclosure of information and noncompetition agreement or any remedy provided in the section of this agreement relating to royalties is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding will not affect the enforceability of any of the other restrictions contained in this agreement or the availability of any other remedy. The provisions of sections of this agreement relating to disclosure of information and noncompetition agreement will in no respect limit or otherwise affect the obligations of the ISO under other agreements with the Company.

SECTION 8. DESIGNS, INVENTIONS, PATENTS AND COPYRIGHTS

8.1 Intellectual Property. The ISO must promptly disclose, grant, and assign to the Company for its sole use and benefit any and all designs, inventions, improvements, technical information, know-how and technology, and suggestions relating in any way to the products of the Company or its subsidiaries or capable of beneficial use by customers to whom products or services of the Company or its subsidiaries are sold or provided, that the ISO may conceive, develop, or acquire during the ISO’s relationship with the Company or its subsidiaries (whether or not during usual working hours), together with all copyrights, trademarks, design patents, patents, and applications for copyrights, divisions of pending patent applications, applications for reissue of patents and specific assignments of such applications that may at any time be granted for or upon any such designs, inventions, improvements, technical information, know-how, or technology (the “Intellectual Property”).

8.2 Assignments and Assistance. In connection with the rights of the Company to the Intellectual Property, the ISO must promptly execute and deliver such applications, assignments, descriptions, and other instruments as may be necessary or proper in the opinion of the Company to vest in the Company title to the Intellectual Property and to enable the Company to obtain and maintain the entire right and title to the Intellectual Property throughout the world. The ISO must also render to the Company, at the Company's expense, such assistance as the Company may require in the prosecution of applications for said patents or reissues thereof, in the prosecution or defense of interferences which may be declared involving any of said applications or patents, and in any litigation in which the Company or its subsidiaries may be involved relating to the Intellectual Property.

8.3 Copyrights. The ISO agrees to, and hereby grants to the Company, title to all copyrightable material first designed, produced, or composed in the course of or pursuant to the performance of work under this agreement, which material will be deemed “works made for hire” under Title 17, United States Code, Section 1.01 of the Copyright Act of 1976. The ISO hereby grants to the Company a royalty-free, nonexclusive, and irrevocable license to reproduce, translate, publish, use, and dispose of, and to authorize others so to do, any and all copyrighted or copyrightable material created by the ISO as a result of work performed under this agreement but not first produced or composed by the ISO in the performance of this agreement, provided that the license granted by this paragraph will be only to the extent the ISO now has, or prior to the completion of work under this agreement or under any later agreements with the Company or its subsidiaries relating to similar work may acquire, the right to grant such licenses without the Company becoming liable to pay compensation to others solely because of such grant.

SECTION 9. REMEDIES

9.1 Specific Performance. The ISO acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the sections of this agreement relating to disclosure of information, noncompetition agreement, and designs, patents, trademarks and copyrights would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the ISO of any of those provisions, the ISO agrees that, in addition to its remedy at law, the Company will be entitled without posting any bond to obtain, and the ISO agrees not to oppose a request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy available.

9.2 Scope of Injunction. The ISO acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of either of the sections of this agreement relating to disclosure of information or noncompetition agreement, and consequently agrees to the granting of injunctive relief prohibiting the design, development, manufacture, marketing or sale of products and providing of services of the kind designed, developed, manufactured, marketed, sold or provided by the Company or its subsidiaries during the term of the ISO’s relationship with the Company. Nothing contained in this section may be construed as prohibiting the Company from pursuing, in addition, any other remedies available to it for such breach or threatened breach.

SECTION 10. MISCELLANEOUS PROVISIONS

10.1 Assignment. This agreement will not be assignable by either party, except by the Company to any subsidiary or affiliate of the Company or to any successor in interest to the Company's business.

10.2 Binding Effect. The provisions of this agreement will be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.

10.3 Notice. Any notice or other communication required or permitted to be given under this agreement must be in writing and must be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties at their last known address.

All notices and other communications will be deemed to be given at the expiration of three days after the date of mailing. The address of a party to which notices or other communications must be mailed may be changed from time to time by giving written notice to the other party.

10.4 Litigation Expense. In the event of a default under this agreement, the defaulting party must reimburse the nondefaulting party for all costs and expenses reasonably incurred by the nondefaulting party in connection with the default, including without limitation attorney's fees. Additionally, in the event a suit or action is filed to enforce this agreement or with respect to this agreement, the prevailing party or parties must be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney's fees at the trial level and on appeal.

10.5 Waiver. No waiver of any provision of this agreement may be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

10.6 Applicable Law. This agreement will be governed by and must be construed in accordance with the laws of the state of Nevada.

10.7 Entire agreement. This agreement constitutes the entire agreement between the parties pertaining to its subject matter, and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this agreement will be binding unless executed in writing by all parties.

By:
PATRICK WELSH (“Independent Store Owner”/”ISO”)
Title

KACHING KACHING, Inc.

By:
ROBERT J. MCNULTY President and CEO